UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 8, 2011

Wachovia Preferred Funding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31557	56-1986430
(Commission File Number)	(IRS Employer Identification No.)

90 South 7th Street Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(855) 825-1437

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2011, the board of directors of Wachovia Preferred Funding Corp. (“WPFC”) appointed Michael J. Loughlin as WPFC’s President and Chief Executive Officer and elected Mr. Loughlin to WPFC’s board of directors, effective as of November 10, 2011. Mr. Loughlin, 55, has served with Wells Fargo & Company (“Wells Fargo”) for over 29 years, including most recently as Senior Executive Vice President and Chief Risk Officer, since July 2011; Executive Vice President and Chief Risk Officer from November 2010 to July 2011; Executive Vice President and Chief Credit and Risk Officer from April 2006 to November 2010; Deputy Chief Credit Officer from January 2006 to April 2006; and Executive Vice President of Wells Fargo Bank, N.A. from May 2000 to April 2006. Wells Fargo is WPFC’s indirect parent corporation.

WPFC’s Current Report on Form 8-K dated May 6, 2011, contained Wells Fargo’s announcement that Mark C. Oman will retire from Wells Fargo and affiliated entities, including WPFC, prior to December 31, 2011. In connection with his retirement, Mr. Oman has resigned as a director, President and Chief Executive Officer of WPFC effective as of November 10, 2011. Mr. Loughlin was elected to fill the vacancy created on WPFC’s board of directors by Mr. Oman’s resignation as a director.

Mr. Loughlin will not receive any separate compensation for his service as director or executive officer of WPFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

Date: November 10, 2011	By:	/s/ Ross E. Jeffries, Jr.
	Name:	Ross E. Jeffries, Jr.
	Title:	Corporate Secretary